Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of April 20, 2018, is entered into by and between Sharing Economy International Inc., a Nevada corporation (“Company”), and Iliad Research and Trading, L.P., a Utah limited partnership, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $900,000.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) a Warrant to Purchase Shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrant”).

C. This Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note and the Warrant. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and the Warrant.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 7 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be May 17, 2018, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall not be secured.

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1.5. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $150,000.00 (the “OID”). In addition, Company agrees to pay $15,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities, which amount will be deducted from the Purchase Price, such that the net amount Investor shall fund to the Company is $735,000.00. The “Purchase Price”, therefore, shall be $750,000.00, computed as follows: $900,000.00 initial principal balance, less the OID.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) save and except any requirement, direction or approval from NASDAQ on the sale and purchase of the Note and the Warrant pursuant to this Agreement, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xvi) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 11.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; and (xviii) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iv) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Company’s principal trading market; (v) Company will not make any Variable Security Issuance (as defined below) in an amount less than $500,000.00 without first complying with the Right of First Refusal (as defined below); and (vi) at Closing and on upon request from Investor for so long as the Note remains outstanding or on any other date during which the Note is outstanding, as may be requested by Investor, Company shall cause its director to provide to Investor a certificate in substantially the form attached hereto as Exhibit C (the “Director’s Certificate”) certifying in his personal capacity and in his capacity as a director of Company that Company has not made any Variable Security Issuances in an amount less than $500,000.00 without first complying with the Right of First Refusal as of the date the applicable Director’s Certificate is executed. For purposes hereof, the term “Variable Security Issuance” means any issuance of any Company securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition.

5. Right of First Refusal. From and after the Closing Date until the date the Note is paid in full, Company shall not make any Variable Security Issuance in which Company receives net proceeds of less than $500,000.00 without first offering Investor a right of first refusal with respect to the same pursuant to this Section 5 (the “Right of First Refusal”). In such event, Company shall provide written notice to Investor of its proposed issuance and Investor shall have a period of two (2) Trading Days from its receipt of such notice to inform Company of its election to purchase the Variable Security Issuance. If Investor fails to so notify Company of its election, Investor will be deemed to have elected to not exercise such right.

6. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

6.1. Investor shall have executed this Agreement and delivered the same to Company.

6.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

7. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

7.1. Company shall have executed this Agreement, the Warrant, and the Note and delivered the same to Investor.

7.2. Company’s Director shall have executed the Director’s Certificate and delivered the same to Investor.

7.3. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit D acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

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7.4. Company shall have delivered to Investor a fully executed Director’s Certificate substantially in the form attached hereto as Exhibit E evidencing Company’s approval of the Transaction Documents.

7.5. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit F to be delivered to the Transfer Agent.

7.6. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7.7. Company has delivered a listing of additional shares notification to NASDAQ and received all requisite approvals from NASDAQ for the transactions contemplated by the Transaction Documents.

8. Reservation of Shares. On the date hereof, Company will reserve 884,696 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note and Warrant (the “Share Reserve”). Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note or a notice of exercise under the Warrant.

9. OFAC; Patriot Act.

9.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

9.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

9.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company’s identity as may be requested by Investor at any time to enable Investor to verify Company’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor’s request from time to time, Company shall certify in writing to Investor that Company’s representations, warranties and obligations under this Section 9.3 remain true and correct and have not been breached. Company shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investor’s request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investor any expense incurred by Investor in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

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10. No Shorting. During the period beginning on the Closing Date and ending on the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, Investor will not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 10 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales.  As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the 1934 Act.

11. Miscellaneous. The provisions set forth in this Section 11 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 11 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

11.1. Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

11.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit G) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit G attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

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11.3. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 11.12 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any shares of Common Stock to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 11.3 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 11.3 Investor would not have entered into the Transaction Documents.

11.4. Specific Performance. Company acknowledges and agrees that irreparable damage may occur to Investor in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Investor seeks to obtain an injunction against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

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11.5. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.6. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

11.7. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

11.8. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

11.9. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

11.10. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

11.11. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

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11.12. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Sharing Economy International Inc.

Attn: Parkson Yip / Joseph Chow

Units 315-6, 3/F, Building 12W

Hong Kong Science Park

Shatin, N.T. Hong Kong

Email: parkson.yip@seii.com / joseph.chow@seii.com

If to Investor:

Iliad Research and Trading, L.P.

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Email:jfife@chicagoventure.com

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

Email: jhansen@hbaa.law

11.13. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

11.14. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

11.15. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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11.16. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note, the Warrant, and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

11.17. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

11.18. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note or Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note or the Warrant, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note or the Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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11.19. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

11.20. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11.21. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

11.22. No Changes; Signature Pages. Company, as well as the person signing each Transaction Document on behalf of Company, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Company has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Company are the same versions Investor delivered to Company as being the “final” versions of the Transaction Documents and Company represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Company signed are the same versions Investor delivered to it. In the event Company has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Company acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Company agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Company’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Company, and Company agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes absent manifest error.

11.23. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$900,000.00
Purchase Price:	$750,000.00

INVESTOR:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

	By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

COMPANY:

Sharing Economy International Inc.

By:
Printed Name:	Ping Kee Lau
Title:	Director

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Warrant
Exhibit C	Director’s Certificate
Exhibit D	Irrevocable Transfer Agent Instructions
Exhibit E	Secretary’s Certificate
Exhibit F	Share Issuance Resolution
Exhibit G	Arbitration Provisions

CONVERTIBLE PROMISSORY NOTE

Effective Date: , 2018	U.S. $900,000.00

FOR VALUE RECEIVED, Sharing Economy International Inc., a Nevada corporation (“Borrower”), promises to pay to Iliad Research and Trading, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $900,000.00 and any interest, fees, charges, and late fees on the date that is fifteen (15) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Convertible Promissory Note (this “Note”) is issued and made effective as of      , 2018 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated April 20, 2018, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $150,000.00. In addition, Borrower agrees to pay $15,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note, which amount will be deducted from the amount funded to Borrower at Closing (as defined in the Purchase Agreement), such that the net amount funded to Borrower at the Closing is equal to $735,000.00. The purchase price for this Note and the Warrant (as defined in the Purchase Agreement) shall be $750,000.00 (the “Purchase Price”), computed as follows: $900,000.00 original principal balance, less the OID. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment.

1.1. Payment. Provided there is an Outstanding Balance, on each Redemption Date (as defined below), Borrower shall pay to Lender an amount equal to the Redemption Amount (as defined below) due on such Redemption Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or a Redemption Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared and regardless of whether or not cured), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender in accordance with the notice requirements in Section 21 and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% multiplied by the then Outstanding Balance of this Note (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such five (5) day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within five (5) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2. Security. This Note is not secured.

3. Lender Optional Conversion.

3.1. Lender Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid, to convert (each instance of conversion is referred to herein as a “Lender Conversion”) all or any part of the Outstanding Balance into shares (“Lender Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Lender Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 10 below.

3.2. Lender Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Common Stock is $6.70 per share of Common Stock (the “Lender Conversion Price”).

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Lender Conversion Shares in accordance with the terms hereof; (c) Borrower fails to deliver any Redemption Conversion Shares (as defined below) in accordance with the terms hereof; (d) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (e) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (f) Borrower makes a general assignment for the benefit of creditors; (g) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (h) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (i) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (k) Borrower fails to maintain the Share Reserve as required under the Purchase Agreement; (l) any money judgment, writ of execution or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (m) Borrower fails to be DWAC Eligible; or (n) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement. Notwithstanding the foregoing, the occurrence of any event specified in Section 4.1(i) – (n) shall not be considered an Event of Default hereunder if such event is cured within thirty (30) days of the occurrence of such event.

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4.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Lender Conversions and Redemption Conversions (as defined below) at any time following an Event of Default until such time as the Outstanding Balance is paid in full. Borrower further acknowledges and agrees that Lender may continue making Conversions following the entry of any judgment or arbitration award in favor of Lender until such time that the entire judgment amount or arbitration award is paid in full. Borrower agrees that any judgment or arbitration award will, by its terms, be made convertible into Common Stock. Any Conversions made following a judgment or arbitration award shall be made pursuant to the following formula: the amount of the judgment or arbitration award being converted divided by 80% of the lowest Closing Bid Price in the ten (10) Trading Days immediately preceding the date of Conversion. In such event, Borrower and Lender agree that it is their expectation that any such judgment amount or arbitration award that is converted will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144. Borrower and Lender agree and stipulate that any judgment or arbitration award entered against Borrower shall be reduced by $1,000.00 and such $1,000.00 shall become the new Outstanding Balance of this Note and this Note shall expressly survive such judgment or arbitration award. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

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4.3. Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment when due or fails to deliver any Conversion Shares as and when required under this Note, then the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion. For the avoidance of doubt, Lender’s exercise of the rights granted to it pursuant to this Section 4.3 shall not relieve Borrower of its obligation to continue paying the Redemption Amount on all future Redemption Dates.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Rights Upon Issuance of Securities. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price and the Issuance Cap (as defined below) in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price and Issuance Cap in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.

8. Borrower Redemptions.

8.1. Redemption Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Redemption Conversion (as defined below) (the “Redemption Conversion Price”) shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price; provided, however, in no event shall the Redemption Conversion Price be less than $2.00 per share (“Conversion Price Floor”).

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8.2. Redemption Conversions. Beginning on the date that is six (6) months after the Purchase Price Date (the “Redemption Start Date”), Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”) by providing Borrower with a notice substantially in the form attached hereto as Exhibit B (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month. Payments of each Redemption Amount may be made (a) in cash, or (b) by converting such Redemption Amount into shares of Common Stock (“Redemption Conversion Shares”, and together with the Lender Conversion Shares, the “Conversion Shares”) in accordance with this Section 8 (each, a “Redemption Conversion”) per the following formula: the number of Redemption Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the Redemption Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the fifth Trading Day immediately following the applicable Redemption Date and the Redemption Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect a Redemption Conversion with respect to any portion of any applicable Redemption Amount and shall be required to pay the entire amount of such Redemption Amount in cash within thirty (30) days, if (a) on the applicable Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender; or (b) the Redemption Conversion Price is below the Conversion Price Floor and Borrower does not agree to waive the Conversion Price Floor. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full. Lender agrees to redeem at least the Minimum Redemption Amount in each thirty-day period following the Redemption Start Date. Lender also agrees not to redeem more than the Minimum Redemption Amount in any thirty-day period following the Redemption Start Date in which the Redemption Conversion Price is less than the Conversion Floor Price. In the event Borrower cannot deliver Conversion Shares pursuant to a Redemption Notice as a result of Lender’s ownership of Common Stock being equal to the Maximum Percentage (as defined below) and such shares of Common Stock are freely tradeable in Lender’s account, then the Maturity Date will be extended by one (1) Trading Day for each day that Borrower cannot deliver Conversion Shares as result of Lender’s ownership of the Maximum Percentage of shares (or a longer duration as shall be agreed between the Lender and the Borrower to enable the Borrower to deliver the Conversion Shares).

8.3. Allocation of Redemption Amounts. Following its receipt of a Redemption Notice, Borrower may either ratify Lender’s proposed allocation in the applicable Redemption Notice or elect to change the allocation by written notice to Lender by email or fax within forty-eight (48) hours of its receipt of such Redemption Notice (excluding Saturdays, Sundays and any day on which banks in Hong Kong do not generally open for business), so long as the sum of the cash payments and the amount of Redemption Conversions equal the applicable Redemption Amount. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Redemption Notice prepared by Lender. Borrower acknowledges and agrees that the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of a Redemption Notice may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation. Borrower shall deliver the Redemption Conversion Shares from any Redemption Conversion to Lender in accordance with Section 10 below on or before each applicable Delivery Date. If Borrower elects to pay a Redemption Amount in cash, such payment must be delivered no later than the fifth (5th) Trading Day immediately following the Redemption Date. If Borrower elects to make a payment in cash and fails to make such payment by the required due date on two (2) separate occasions, Borrower shall lose the right to make payments of Redemption Amounts in cash in the future without Lender’s written consent.

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9. Issuance Cap. In no event will the number of shares of Common Stock issued hereunder together with all shares of Common Stock issued under the Warrant be more than the lesser of 884,696 shares (except as may adjusted pursuant to Section 7) or 19.99% of the Company’s total issued and outstanding shares of Common Stock on the date hereof (so as to comply with the requirements of Nasdaq Listing Rule 5635(d)) (the “Issuance Cap”). In the event the Issuance Cap is reached, any remaining Outstanding Balance must be paid in cash.

10. Method of Conversion Share Delivery. On or before the close of business on the fifth (5th) Trading Day following each Redemption Date or the fifth (5th) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Redemption Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Redemption Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 10. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

11. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 10, Lender, at any time prior to selling all of those Conversion Shares may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Lender Conversion, in the event that Lender Conversion Shares are not delivered by the sixth (6th) Trading Day (inclusive of the day of the Lender Conversion), a late fee equal to 2% of the applicable Lender Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Lender Conversion shall not exceed 200% of the applicable Lender Conversion Share Value) will be assessed for each day after the fifth (5th) Trading Day (inclusive of the day of the Lender Conversion) until Lender Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). Notwithstanding anything herein to the contrary, in the event of the accrual of Conversion Delay Late Fees, Lender shall have the right to choose between adding such Conversion Delay Late Fees to the Outstanding Balance or adding Default Interest to the Outstanding Balance but not both. For the avoidance of doubt, if Lender elects to add the Conversion Delay Late Fees to the Outstanding Balance, Lender shall still be entitled to interest at the original rate.

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12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to Borrower, Lender may increase or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

13. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel. Costs for any such opinion shall be borne by Lender.

15. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

17. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

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18. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower, provided that prior written notice shall be given by Lender to Borrower.

20. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

21. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

22. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

23. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

24. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

25. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Sharing Economy International Inc.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “Conversion” means a Lender Conversion under Section 3 or a Redemption Conversion under Section 8.

A4. “Conversion Factor” means 80%, subject to the following adjustment. If at any time after the Effective Date the 10-day VWAP is $1.00 or less, then the Conversion Factor shall be reduced by 5%.

A5. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(b) hereof. Notwithstanding the foregoing, the Default Effect shall not exceed 25% in the aggregate.

A6. “DTC” means the Depository Trust Company or any successor thereto.

A7. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A8. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A9. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A10. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

Attachment 1 to Convertible Promissory Note, Page 1

A11. “Equity Conditions Failure” means that any of the following conditions has not been satisfied during any applicable Redemption Date: (a) with respect to the applicable date of determination, issued at any time following six (6) months after the Purchase Price Date, all of the Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (c) no Event of Default shall have occurred under this Note; and (d) the Common Stock shall be DWAC Eligible as of each applicable Redemption Date or other date of determination.

A12. “Free Trading” means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

A13. “Lender Conversion Share Value” means the product of the number of Lender Conversion Shares deliverable pursuant to any Lender Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Lender Conversion.

A14. “Major Default” means any Event of Default occurring under Sections 4.1(a), 4.1(b), 4.1(c), or 4.1(n) of this Note.

A15. “Mandatory Default Amount” means the greater of (a) the Outstanding Balance divided by the Redemption Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (b) the Outstanding Balance following the application of the Default Effect.

A16. “Market Price” means the Conversion Factor multiplied by the lowest Closing Trade Price during the twenty (20) Trading Days immediately preceding the applicable Conversion.

A17. “Minor Default” means any Event of Default that is not a Major Default.

A18. “Minimum Redemption Amount” means $200,000.00 for first thirty-day period following the Redemption Start Date and $150,000.00 for each thirty-day period thereafter.

A19. “OID” means an original issue discount.

A20. “Optional Prepayment Liquidated Damages Amount” means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Lender Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Trade Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Lender Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Trade Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows: (a) $66,666.67 (calculated as (i) (1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.

A21. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A22. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A23. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A24. “Trading Day” means any day on which the New York Stock Exchange is open for trading, provided that for any cash payment to be made pursuant to this Note, Trading Day shall exclude any day on which banks in Hong Kong do not generally open for business.

A25. “VWAP” means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

Attachment 1 to Convertible Promissory Note, Page 2

EXHIBIT A

Iliad Research and Trading, L.P.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Sharing Economy International Inc.	Date: __________________

Attn: Ping Kee Lau, CEO

18170 Hillcrest, Suite 100

Dallas, Texas 75252

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Sharing Economy International Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on           , 2018 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Lender Conversion #: ____________
C.	Conversion Amount: ____________
D.	Lender Conversion Price: _______________
E.	Lender Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker:______________________	Address:	__________________________________
DTC#:_______________________		__________________________________
Account #:___________________		__________________________________
Account Name:________________

To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

[Signature page follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Lender:

Iliad Research and Trading, L.P.

By: Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

Exhibit A to Convertible Promissory Note, Page 2

EXHIBIT B

Iliad Research and Trading, L.P.

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Sharing Economy International Inc.	Date: __________________

Attn: Ping Kee Lau, CEO

18170 Hillcrest, Suite 100

Dallas, Texas 75252

REDEMPTION NOTICE

The above-captioned Lender hereby gives notice to Sharing Economy International Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on          , 2018 (the “Note”), that Lender elects to redeem a portion of the Note in Redemption Conversion Shares or in cash as set forth below. In the event of a conflict between this Redemption Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Redemption Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

REDEMPTION INFORMATION

A.	Redemption Date: ____________, 201_
B.	Redemption Amount: ____________
C.	Portion of Redemption Amount to be Paid in Cash: ____________
D.	Portion of Redemption Amount to be Converted into Common Stock: ____________ (B minus C)
E.	Redemption Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of Redemption Date)
F.	Redemption Conversion Shares: _______________ (D divided by E)
G.	Remaining Outstanding Balance of Note: ____________ *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Redemption Notice and such Transaction Documents.

2. EQUITY CONDITIONS CERTIFICATION (Section to be completed by Borrower)

(Check One)

A.	_________ Borrower herby certifies that no Equity Conditions Failure exists as of the applicable Redemption Date.

B.	_________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:

Exhibit B to Convertible Promissory Note, Page 1

Please transfer the Redemption Conversion Shares, if applicable, electronically (via DWAC) to the following account:

Broker:______________________	Address:	__________________________________
DTC#:_______________________		__________________________________
Account #:___________________		__________________________________
Account Name:________________

To the extent the Redemption Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Redemption Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Sincerely,

Lender:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By:
John M. Fife, President

Exhibit B to Convertible Promissory Note, Page 2

THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR ANY SHARES ISSUABLE HEREUNDER UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SHARING ECONOMY INTERNATIONAL INC. OR ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

Sharing Economy International Inc.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1. Issuance. For good and valuable consideration as set forth in the Purchase Agreement (as defined below), including without limitation the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by Sharing Economy International Inc., a Nevada corporation (“Company”); Iliad Research and Trading, L.P., a Utah limited partnership, its successors and/or registered assigns (“Investor”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the second anniversary of the Issue Date occurs (the “Expiration Date”), 134,328 fully paid and non-assessable shares (the “Warrant Shares”) of Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).

This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated April 20, 2018, to which Company and Investor are parties (as the same may be amended from time to time, the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. Moreover, to the extent any defined terms herein are defined in any other Transaction Document (as so noted herein), such defined term shall remain applicable in this Warrant even if the other Transaction Document has been released, satisfied, or is otherwise cancelled. This Warrant was issued to Investor on           , 2018 (the “Issue Date”).

2. Exercise of Warrant.

2.1. General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and signed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, Investor shall tender this Warrant to Company within five (5) Trading Days thereafter, but only if the Warrant Shares to be delivered pursuant to the Notice of Exercise have been delivered to Investor in accordance with the terms hereof. The Notice of Exercise shall be executed by Investor and shall indicate (i) the number of Warrant Shares to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

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2.2. Exercise Price.

(a) Notwithstanding any other provision contained herein or in any other Transaction Document to the contrary, at any time prior to the Expiration Date, Investor may elect a “cashless” exercise of this Warrant for any Warrant Shares, in which event the Company shall issue to Investor a number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where	X =	the number of Warrant Shares to be issued to Investor.

	Y =	the number of Warrant Shares that the Investor elects to purchase under this Warrant (at the date of such calculation).

	A =	the average of the five (5) Closing Trade Prices for the five (5) days immediately prior to the date of exercise.

	B =	Exercise Price (as adjusted to the date of such calculation).

(b) Upon Company’s receipt of Notice of Exercise, Company shall promptly, but in no case later than the date that is five (5) Trading Days following the Exercise Date (the “Delivery Date”), deliver or cause Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the DWAC system to the account designated by Investor on the Notice of Exercise. If for any reason Company is not able to so deliver the Warrant Shares via the DWAC system, then Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of Investor or its designee, representing the applicable number of Warrant Shares. For the avoidance of doubt, Company has not met its obligation to deliver Warrant Shares within the required timeframe set forth above unless Investor or its broker, as applicable, has actually received the Warrant Shares (whether electronically or in certificated form) no later than the close of business on the latest possible delivery date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Company or its Transfer Agent refuses to deliver any Warrant Shares to Investor on grounds that such issuance is in violation of Rule 144 under the 1933 Act (as defined below) (“Rule 144”), Company shall deliver or cause its Transfer Agent to deliver the applicable Warrant Shares to Investor with a restricted securities legend, but otherwise in accordance with the provisions of this Section 2.2(c). In conjunction therewith, Company will also deliver to Investor a written opinion from its counsel or its Transfer Agent’s counsel opining as to why the issuance of the applicable Warrant Shares violates Rule 144.

(c) If Warrant Shares are delivered later than as required under subsection (b) immediately above, Company agrees to pay, in addition to all other remedies available to Investor in the Transaction Documents, a late charge equal to 2% of the product of (1) the number of shares of Common Stock not issued to Investor on a timely basis and to which Investor is entitled multiplied by (2) the Closing Trade Price of the Common Stock on the Trading Day immediately preceding the last possible date which Company could have issued such shares of Common Stock to Investor without violating this Warrant, rounded to the nearest multiple of $100.00 (such resulting amount, the “Warrant Share Value”) (but in any event the cumulative amount of such late fees for each exercise shall not exceed 50% of the Warrant Share Value), per Trading Day until such Warrant Shares are delivered (the “Late Fees”). Company acknowledges and agrees that the failure to timely deliver Warrant Shares hereunder is a material breach of this Warrant and that the Late Fees are properly charged as liquidated damages to compensate Investor for such breach. Company shall pay any Late Fees incurred under this subsection in immediately available funds upon demand; provided, however, that, so long as the Note is outstanding, at the option of Investor, such amount owed may be added to the principal amount of the Note.

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(d) Investor shall be deemed to be the holder of the Warrant Shares (not including any Ownership Limitation Shares (as defined below)) issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.3. Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), Company must not issue to Investor shares of Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. In such event, Company shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to Company, Investor may increase or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

2.4. Issuance Cap. In no event will the number of Warrant Shares issued hereunder together with any shares of Common Stock issued under the Note be more than the lesser of 884,696 (except as may adjusted pursuant to Section 5.2 below) or 19.99% of the Company’s issued and outstanding Common Stock on the Issue Date (so as to comply with the requirements of Nasdaq Listing Rule 5635(d)) (the “Issuance Cap”). In the event the Issuance Cap is reached, Company must make a cash payment to Investor within five (5) Trading Days of the applicable Exercise Date equal to the value of the Warrant Shares that were not issued as a result of the Issuance Cap based on the Closing Trade Price of the Common Stock as of the Exercise Date.

3. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

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5. Other Adjustments.

5.1. Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the number or kind of shares issuable on the exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of the Warrant to an affiliate of Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 7; provided, however, that Company acknowledges and agrees that any such legend shall be removed from all certificates for DTC Eligible Common Stock delivered hereunder as such Common Stock is cleared and converted into electronic shares by the DTC, and nothing contained herein shall be interpreted to the contrary. Upon receipt of a duly executed assignment of this Warrant, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of Investor under this Warrant. Until this Warrant is transferred on the books of Company, Company may treat Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

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8. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement, contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

10. Purchase Agreement; Arbitration of Disputes. This Warrant is subject to the terms, conditions and general provisions of the Purchase Agreement, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

11. Governing Law; Venue. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

12. Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

13. Remedies. The remedies at law of Investor under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to Investor in the Transaction Documents, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the obligation to post a bond.

14. Liquidated Damages. Company and Investor agree that in the event Company fails to comply with any of the terms or provisions of this Warrant, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees or other charges assessed under this Warrant are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s and Company’s expectations that any such liquidated damages will tack back to the Issue Date for purposes of determining the holding period under Rule 144.

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15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures delivered via facsimile or email shall be considered original signatures for all purposes hereof.

16. Attorneys’ Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

17. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

19. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

Sharing Economy International Inc.

By:
Printed Name:
Title:

[Signature Page to Warrant]

ATTACHMENT 1

DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

A1. “Approved Stock Plan” means any stock option plan which has been approved by the board of directors of Company and is in effect as of the Issue Date, pursuant to which Company’s securities may be issued to any employee, officer or director for services provided to Company.

A2. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Investor and reasonably satisfactory to Company).

A3. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Investor and Company. If Investor and Company are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in the Purchase Agreement governing Calculations. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A4. “DTC” means the Depository Trust Company or any successor thereto.

A5. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor.

A6. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A7. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A8. “DWAC Eligible” means that (a) Company’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Company has been approved (without revocation) by the DTC’s underwriting department, (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Warrant Shares are otherwise eligible for delivery via DWAC; (e) Company has previously delivered all Warrant Shares to Investor via DWAC; and (f) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Warrant Shares via DWAC.

A9. “Exercise Price” means $7.18 per share of Common Stock, as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

A10. “Note” means that certain Convertible Promissory Note issued by Company to Investor pursuant to the Purchase Agreement, as the same may be amended from time to time, and including any promissory note(s) that replace or are exchanged for such referenced promissory note.

[Attachment 1 to Warrant, Page 1]

A11. “Trading Day” means any day the New York Stock Exchange is open for trading provided that for any cash payment to be made pursuant to this Note, Trading Day shall exclude any day on which banks in Hong Kong do not generally open for business.

A12. “Transaction Documents” means the Purchase Agreement, the Note, this Warrant, and all other documents, certificates, instruments and agreements entered into or delivered in conjunction therewith, as the same may be amended from time to time.

A13. “VWAP” means the volume-weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

[Attachment 1 to Warrant, Page 2]

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:	Sharing Economy International Inc.
ATTN: _______________
VIA FAX TO: ( )______________ EMAIL: ______________

The undersigned hereby irrevocably elects to exercise the right, represented by Warrant to Purchase Shares of Common Stock dated as of              , 2018 (the “Warrant”), to purchase shares of the common stock, $0.001 par value (“Common Stock”), of Sharing Economy International Inc., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

_______	CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Investor: ______*

*X = Y (A-B)
A

Where	X =	the number of Warrant Shares to be issued to Investor.

	Y =	the number of Warrant Shares that the Investor elects to purchase under this Warrant (at the date of such calculation).

	A =	the Closing Price (on the date two Trading Days prior to the Exercise Date).

	B =	Exercise Price (as adjusted to the date of such calculation).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of Investor to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on Investor’s right to receive shares thereunder. Investor believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, Investor would receive more shares of Common Stock than permitted under Section 2.2, Company shall not be obligated and shall not issue to Investor such excess shares until such time, if ever, that Investor could receive such excess shares without violating, and in full compliance with, Section 2.2 of the Warrant.

As contemplated by the Warrant, this Notice of Exercise is being sent by email or by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, Investor will surrender (or cause to be surrendered) the Warrant to Company at the address indicated above by express courier within five (5) Trading Days after the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to Investor.

To the extent the Warrant Shares are not able to be delivered to Investor via the DWAC system, please deliver certificates representing the Warrant Shares to Investor via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

Dated:

[Name of Investor]

By:

Exhibit A to Warrant, Page 1

SHARING ECONOMY INTERNATIONAL INC.

DIRECTOR’S CERTIFICATE

The undersigned, Ping Kee Lau, Director of Sharing Economy International Inc., a Nevada corporation (“Company”), in connection with the issuance of that certain Convertible Promissory Note issued by Company on          , 2018 (the “Note”) in the original principal amount of $900,000.00 in favor of Iliad Research and Trading, L.P., a Utah limited partnership (“Investor”), pursuant to that certain Securities Purchase Agreement dated April 20, 2018 between Investor and Company (the “Purchase Agreement”), personally and in his capacity as an director of Company, hereby represents, warrants and certifies that:

1. He is the duly appointed Director of Company.

2. Since the Closing Date (as defined below), Company has made no Variable Security Issuances where Company received net proceeds of less than $500,000.00 without first complying with the Right of First Refusal.

3. He agrees to cause Company to comply with the covenants found in Sections 4(v) and (vi) of the Purchase Agreement.

4. He acknowledges that his execution and issuance of this Director’s Certificate to Investor is a material inducement to Investor’s agreement to purchase the Note on the terms set forth in the Purchase Agreement and that but for his execution and issuance of this Director’s Certificate, Investor would not have purchased the Note from Company.

IN WITNESS WHEREOF, the undersigned, personally and in his capacity as a director of Company, has executed this Officer’s Certificate as of           , 2018.

Ping Kee Lau

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

Date:           , 2018

To the transfer agent of Sharing Economy International Inc.

Re:	Instructions to Reserve and Issue Shares

Ladies and Gentlemen:

Reference is made to that certain Convertible Promissory Note dated as of April 19, 2018 (as the same may be amended or exchanged from time to time, the “Note”), made by Sharing Economy International Inc., a Nevada corporation (“Company”), pursuant to which Company agreed to pay to Iliad Research and Trading, L.P., a Utah limited partnership, its successors and/or assigns (“Investor”), the aggregate sum of $900,000.00, plus interest, fees, and collection costs. The Note was issued pursuant to that certain Securities Purchase Agreement dated April 19, 2018, by and between Company and Investor (the “Purchase Agreement”, and together with the Note, the Warrant (as defined below), and all other documents entered into in conjunction therewith, including any amendments thereto, the “Transaction Documents”). Pursuant to the terms of the Note, the Outstanding Balance (as defined in the Note) of the Note may be converted into shares of the common stock, par value $0.001 per share, of Company (the “Common Stock”, and the shares of Common Stock issuable upon any conversion or otherwise under the Note, the “Conversion Shares”).

Reference is also made to that certain Warrant to Purchase Shares of Common Stock dated April 19, 2018 (as the same may be amended or exchanged from time to time, the “Warrant”), issued by Company in connection with the Purchase Agreement, pursuant to which Investor may purchase shares of Common Stock. All shares of Common Stock that may be purchased under the Warrant or that Company is otherwise required to issue to Investor or its broker upon any exercise of the Warrant are hereinafter referred to as the “Warrant Shares”. The Conversion Shares, together with the Warrant Shares, are hereinafter referred to as the “Shares”.

Pursuant to the terms of the Purchase Agreement, Company has agreed to establish a reserve of shares of authorized but unissued Common Stock for Investor’s sole and exclusive benefit in an amount not less than 884,696 shares (the “Share Reserve”). For the avoidance of doubt, this Share Reserve shall be in addition to any previous share reserves put in place for the benefit of Investor.

This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of Company to Empire Stock Transfer Inc., as Company’s transfer agent (hereinafter, “you” or “your”), to reserve shares of Common Stock and to issue shares of Common Stock to Investor or its broker (FBO Investor), upon conversion of the Note or exercise of the Warrant, as follows:

1. From and after the date hereof and until all of Company’s obligations under the Purchase Agreement and the Note are paid and performed in full and the Warrant is exercised in full (or otherwise expired), (a) you shall establish a reserve of shares of authorized but unissued Common Stock in an amount not less than the Share Reserve, (b) you shall maintain and hold the Share Reserve for the exclusive benefit of Investor, (c) you shall issue the shares of Common Stock held in the Share Reserve to Investor or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Investor or its broker under the Note or Warrant pursuant to the other instructions in this Letter, you shall issue any shares of Common Stock deliverable to Investor under the Note or the Warrant from the Share Reserve, and (e) you shall not otherwise reduce the Share Reserve under any circumstances, unless Investor delivers to you written pre-approval of such reduction.

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2. You shall issue the Conversion Shares to Investor or its broker in accordance with Paragraph 4 upon a conversion of all or any portion of the Note, upon delivery to you of a duly executed Lender Conversion Notice substantially in the form attached hereto as Exhibit A (a “Conversion Notice”), a duly executed Redemption Notice substantially in the form attached hereto as Exhibit B (an “Redemption Notice”, and together with a Lender Conversion Notice, a “Conversion Notice”). By your signature below, you acknowledge and agree that a conversion of the Note may include any conversion by Investor of any judgment amount or arbitration award granted in favor of Investor, as set forth in the Note, and that you will issue Shares to Investor in accordance with Paragraph 4 below upon Investor’s delivery to you of a duly executed Conversion Notice wherein Investor seeks to convert any portion of any judgment amount or arbitration award granted in favor of Investor. You further acknowledge that Company and Investor have agreed that it is their expectation that any such judgment amount or arbitration award that is converted will tack back to the Purchase Price Date (as defined in the Note) for purposes of determining the holding period under Rule 144 (as defined below) and that Company agreed that it will not take a contrary position in any filing, document, letter, agreement or setting.

3. You shall issue the Warrant Shares to Investor or its broker in accordance with Paragraph 4 upon exercise of all or any portion of the Warrant, upon delivery to you of a duly executed Notice of Exercise substantially in the form attached hereto as Exhibit C (the “Notice of Exercise”).

4. In connection with a Conversion Notice or Notice of Exercise delivered to you pursuant to Paragraph 2 and/or Paragraph 3 above, you will receive a legal opinion as to the free transferability of the Shares, dated within ninety (90) days from the date of the Conversion Notice, from either Investor’s or Company’s legal counsel, indicating that the Shares to be issued are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”), or any other available exemption under the 1933 Act, the issuance of the applicable Shares to Investor is exempt from registration under the 1933 Act, and thus the Shares may be issued or delivered without restrictive legend (the “Opinion Letter”). Upon your receipt of a Conversion Notice or Notice of Exercise and an Opinion Letter, you shall, within five (5) Trading Days (as defined below) thereafter, (i) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and the Common Stock is eligible to be transferred electronically with DTC through the Deposit/Withdrawal at Custodian system (“DWAC Eligible”), credit such aggregate number of DWAC Eligible shares of Common Stock to Investor’s balance account with DTC, provided Investor identifies its bank or broker (by providing its name and DTC participant number) and causes its bank or broker to initiate such DWAC Eligible transaction, or (ii) if the Common Stock is not then DWAC Eligible, issue and deliver to Investor or its broker (as specified in the applicable Conversion Notice or Notice of Exercise), via reputable overnight courier, to the address specified in the Conversion Notice or the Notice of Exercise, as the case may be, a certificate, registered in the name of Investor, representing such aggregate number of shares of Common Stock as have been requested by Investor to be transferred in the Conversion Notice or the Notice of Exercise, as applicable. Such Shares (A) shall not bear any legend restricting transfer, (B) shall not be subject to any stop-transfer restrictions, and (C) shall otherwise be freely transferable on the books and records of Company. For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.

If you receive a Conversion Notice or Notice of Exercise, but you do not also receive an Opinion Letter, and you are required to issue the Shares in certificated form, then any certificates for the applicable Shares shall bear a restrictive legend substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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5. Please note that a share issuance resolution is not required for each conversion and issuance of Conversion Shares or each exercise of the Warrant and issuance of Warrant Shares since this Letter and the Transaction Documents have been approved by resolution of Company’s board of directors (the “Share Issuance Resolution”). Pursuant to the Share Issuance Resolution, all of the Conversion Shares and Warrant Shares are authorized to be issued to Investor. For the avoidance of doubt, this Letter is your authorization and instruction by Company to issue the Conversion Shares and Warrant Shares pursuant to this Letter without any further authorization or direction from Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Conversion Notice provided by Investor. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

6. Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations; provided, however, that if you refuse to issue Shares to Investor based on an assertion (whether by you, Company, or any other third party) that such issuance would be in violation of Rule 144, you are hereby instructed and agree to issue the applicable Shares to Investor with a restricted legend, or (b) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order from the court or arbitrator authorized by the Purchase Agreement to resolve disputes between Company and Investor. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if Company is in default of its payment obligations under its agreement with you; provided, however, that in such case Investor shall have the right to pay the applicable issuance or transfer fee (a sum not to exceed $385.00 (physical certificate) or $460.00 (DWAC / Electronic issuance, if eligible) on behalf of Company and upon payment of the issuance or transfer fee by Investor, you shall be obligated to make the requested issuance or transfer.

7. You understand that a delay in the delivery of Shares hereunder could result in economic loss to Investor and that time is of the essence in your processing of each Conversion Notice and Notice of Exercise.

8. You are hereby authorized and directed to promptly disclose to Investor, after Investor’s request from time to time, the total number of shares of Common Stock issued and outstanding and the total number of shares that are authorized but unissued and unreserved.

9. Company hereby confirms to you and to Investor that no instruction other than as contemplated herein (including instructions to increase the Share Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company.

10. Company hereby agrees not to change you as its transfer agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. In the event that you resign or terminate your services as the Company’s transfer agent, Company will inform Investor of your resignation or termination (as the case may be) and will obtain Investor’s written consent as stipulated in this Clause 10(b). Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein.

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11. Company acknowledges that Investor is relying on the representations and covenants made by Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to Investor to make the loan evidenced by the Note. Company further acknowledges that without such representations and covenants of Company, Investor would not have made the loan to Company evidenced by the Note.

12. Company shall indemnify you and your officers, directors, members, managers, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

13. This Letter shall be fully binding and enforceable against Company even if it is not signed by you. If Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by Company, any refusal by Company to immediately confirm this Letter and the instructions contemplated herein to you will constitute a default hereunder and under the Transaction Documents.

14. Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.

15. By signing below, (a) each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof, and (b) each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.

16. This Letter is governed by Nevada law.

17. Company hereby authorizes and directs you to provide to Investor a copy of any process, stop order, notice or other instructions delivered to you in furtherance of any attempt to prohibit or prevent you from issuing Shares to Investor. By your signature below, you covenant and agree to promptly and as soon as reasonably practicable provide to Investor, upon a request from Investor, a copy of any such process, stop order, notice or other instructions.

[Remainder of page intentionally left blank; signature page follows]

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Very truly yours,

Sharing Economy International Inc.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

INVESTOR:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

	By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

TRANSFER AGENT:

Empire Stock Transfer Inc.

By:
Name:
Title:

Attachments:

Exhibit A	Form of Lender Conversion Notice
Exhibit B	Form of Redemption Notice
Exhibit C	Form of Notice of Exercise

[Signature Page to Irrevocable Letter of Instructions to Transfer Agent]

 SHARING ECONOMY INTERNATIONAL INC.

DIRECTOR’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected, qualified and acting Director of Sharing Economy International Inc., a Nevada corporation (“Company”), and I am authorized to execute this Director’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated April 20, 2018 (the “Purchase Agreement”), by and between Company and Iliad Research and Trading, L.P., a Utah limited partnership.

Solely in my capacity as Director, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Director’s Certificate effective as of                , 2018.

Sharing Economy International Inc.

Printed Name:
Title: Director

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Schedule 1

BOARD RESOLUTIONS

[attached]

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SHARING ECONOMY INTERNATIONAL INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

Effective April 19, 2018

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Sharing Economy International Inc., a Nevada corporation (“Company”), has determined that it is in the best interests of Company to seek financing in the amount of $750,000.00 through the issuance and sale to Iliad Research and Trading, L.P., a Utah limited partnership (“Investor”), of a Convertible Promissory Note and a Warrant to Purchase Shares of Common Stock (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), a Convertible Promissory Note issued by Company to Investor in the original principal amount of $900,000.00 substantially in the form attached hereto as Exhibit B (the “Note”), a Warrant to Purchase Shares of Common Stock substantially in the form attached hereto as Exhibit C (the “Warrant”), an Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit D, a Share Issuance Resolution substantially in the form attached hereto as Exhibit E (“Share Issuance Resolution”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of Company and the stockholders to approve the Financing and the Financing Documents and authorize the officers of Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of Company and its stockholders;

RESOLVED FURTHER, that the form, terms and provisions of the Financing Documents (including all exhibits, schedules and other attachments thereto) are hereby ratified, confirmed and approved;

RESOLVED FURTHER, that the Note and the Warrant shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that the Conversion Shares (as defined in the Note) and the Warrant Shares (as defined in the Warrant) shall be duly authorized, validly issued, fully paid for and non-assessable upon the issuance and delivery thereof in accordance with the Purchase Agreement, the Note and the Warrant;

RESOLVED FURTHER, that Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance under the Note and the Warrant such number of shares of Company’s common stock required under the Purchase Agreement (the “Share Reserve”);

Page 1 of Board Resolutions

RESOLVED FURTHER, that the fixed number of shares of common stock set forth in the Share Issuance Resolution to be reserved by the transfer agent is not meant to limit or restrict in any way the resolutions contained herein, including without limitation the calculation of the Share Reserve under the Purchase Agreement, as required from time to time;

RESOLVED FURTHER, that in the event of any conflict between these resolutions and the Share Issuance Resolution, these resolutions shall control;

RESOLVED FURTHER, that with respect to each Conversion (as defined in the Note) under the Note, the reduction in the Outstanding Balance (as defined in the Note and as the same may increase or decrease pursuant to the terms of the Note) in an amount equal to the applicable Conversion Amount (as defined in the Note) or Redemption Amount (as defined in the Note) being converted into Conversion Shares shall constitute fair and adequate consideration to Company for the issuance of the applicable Conversion Shares, regardless of the conversion price used to determine the number of Conversion Shares deliverable with respect to any Conversion;

RESOLVED FURTHER, that with respect to each exercise under the Warrant, the Purchase Price (as defined in the Purchase Agreement), the Exercise Price (as defined in the Warrant), and Investor’s willingness to finance Company only on the terms set forth in the Financing Documents shall constitute fair and adequate consideration to Company for the issuance of the applicable Warrant Shares, regardless of the Exercise Price used to determine the number of Warrant Shares deliverable with respect to any exercise of the Warrant;

RESOLVED FURTHER, that each of the directors and the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the director or officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

RESOLVED FURTHER, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of Company; and

RESOLVED FURTHER, that all prior actions or resolutions of Company’s directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

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EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit A	PURCHASE AGREEMENT
Exhibit B	NOTE
Exhibit C	WARRANT
Exhibit D	TRANSFER AGENT LETTER
Exhibit E	SHARE ISSUANCE RESOLUTION

[Remainder of page intentionally left blank]

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Share Issuance Resolution

Authorizing The Issuance Of New Shares Of Common Stock In

Sharing Economy International Inc.

Effective                   , 2018

The undersigned, as a director of Sharing Economy International Inc., a Nevada corporation (“Company”), hereby certifies that this Share Issuance Resolution is authorized by and consistent with the resolutions of Company’s board of directors (“Board Resolutions”) regarding (i) that certain Convertible Promissory Note in the face amount of $900,000.00 (the “Note”), to be made by Company in favor of Iliad Research and Trading, L.P., a Utah limited partnership, its successors and/or assigns (“Investor”), and (ii) that certain Warrant to Purchase Shares of Common Stock issued by Company to Investor (the “Warrant”), all pursuant to that certain Securities Purchase Agreement dated April 20, 2018, by and between Company and Investor (the “Purchase Agreement”).

RESOLVED, that Empire Stock Transfer Inc., as transfer agent (including any successor transfer agent, the “Transfer Agent”) of shares of Company’s common stock, $0.001 par value per share (“Common Stock”), is authorized to rely upon:

(i)	a Lender Conversion Notice substantially in the form of Exhibit A attached hereto, whether an original or a copy (the “Lender Conversion Notice”),

(ii)	a Redemption Notice substantially in the form of Exhibit B attached hereto, whether an original or a copy (the “Redemption Notice”), and

(iii)	a Notice of Exercise of Warrant substantially in the form of Exhibit C attached hereto, whether an original or a copy (the “Notice of Exercise”),

in each case without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)	“Lender Conversion Shares” (representing shares of Common Stock) set forth in each Lender Conversion Notice delivered to the Transfer Agent,

(ii)	“Redemption Conversion Shares” (representing shares of Common Stock) set forth in each Redemption Notice delivered to the Transfer Agent,

(iii)	“Warrant Shares” (representing shares of Common Stock) set forth in each Notice of Exercise delivered to the Transfer Agent, and

(iv)	all additional shares of Common Stock Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Note or the Warrant, as the case may be, with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Note or the Warrant, as the case may be.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to immediately create a share reserve equal to 884,696 shares of Company’s Common Stock for the benefit of Investor (the “Share Reserve”).

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolutions, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolutions.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Share Reserve held by the transfer agent; provided, however, that upon (i) full conversion and/or full repayment of the Note and (ii) the complete exercise (or expiration) of the Warrant, the Share Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

Nothing in this Share Issuance Resolution shall limit or restrict those resolutions and authorizations set forth in the Board Resolutions, including without limitation increasing the Share Reserve from time to time required by the Purchase Agreement.

The undersigned director of Company hereby certifies that this is a true copy of Company’s Share Issuance Resolution, effective as of the date set forth below, and that said resolution has not been in any way rescinded, annulled, or revoked, but the same is still in full force and effect.

Director’s Signature	Date

Ping Kee Lau
Printed Name and Title

EXHIBITS ATTACHED TO SHARE ISSUANCE RESOLUTION:

Exhibit A	Lender Conversion Notice
Exhibit B	Redemption Notice
Exhibit C	Notice of Exercise

Exhibit G

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit G, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to the Agreement (the “parties”) hereby agree that the arbitration provisions set forth in this Exhibit G (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 11.12 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 11.12 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 11.12 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

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4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

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4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

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(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8 Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

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4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

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(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

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(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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